Exhibit 10.64

Translated from Japanese

                                 LOAN AGREEMENT

Date of the loan: February 25, 2009

Lender:   H Capital, Inc.
          1-2-31 Oyamadai, Setagaya-ku, Tokyo
          Naoto Tonosaki, Director

Money Loan: Y150,000,000.

This agreement is jointly guaranteed loan agreement. We have received and borrowed the above amount of money. We will faithfully execute each and all of the following clauses.

Debtor:

[Seal] SG Telecom, Inc., 11F Nishi-Shinjuku Showa Bldg., 1-13-12 Nishi-Shinjuku, Nobuyuki Igarashi, CEO [Seal]

Joint guarantors:

[Seal] Global Hotline, Inc., 11F Nishi-Shinjuku Showa Bldg., 1-13-12 Nishi-Shinjuku, Hideki Anan, CEO [Seal]

[Seal] IA Partners, Inc., 11F Nishi-Shinjuku Showa Bldg., 1-13-12 Nishi-Shinjuku, Hideki Anan, CEO [Seal]

[Seal] Inforidge, Inc., 11F Nishi-Shinjuku Showa Bldg., 1-13-12 Nishi-Shinjuku, Hideki Anan, CEO [Seal]

[Seal]    Hideki Anan, 403 The Palms, 3-13-10 Yoyogi, Shibuya-ku, Tokyo [Seal]

[Seal]    Kyo Nagae, 2-26-8 Nakai, Shinjuku-ku, Tokyo [Seal]

[Seal] Mamoru Okemoto, 401 Pacific Residence Ebisu Minami, 2-28-8 Ebisu Minami, Shibuya-ku, Tokyo [Seal]

[Seal] Nobuyuki Igarashi, 406 Glenpark Hatsudai, 1-29-10 Hatsudai, Shibuya-ku, Tokyo [Seal]

1.   Outline of the Loan

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     Payment due and payment method: Due on February, 27, 2009 in lump sum.

     Interest payment method: Interest payment is due on the same date as the principal.

     Interest rate: 15% per year; Delayed interest rate: 21.900% per year.
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2.   Calculation method of the interest:

     Residual principal x 15% x (days of loan duration / 365)

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3.   Payment methods and payment venues:

     Monthly installment shall be brought to the lender's bank, or remitted/transferred to the bank account that it specifies, or by registered cash mail. The payment shall be considered to have been completed at the point on the day it has actually entered the account (limited to the bank's business hours). Fees pertaining to the payment shall be on the payers.

4.   Allocation Priority of the payment:

     The monthly payment shall be allocated to the following in this order:
     Delinquent charge, interest, and principal.

5.   Overdue interest (Delayed interest)

     Overdue interest (Delayed interest) shall be calculated by the formula:
     Principal to be paid on the due date x Delayed interest rate x (overdue days / 365)

6.   Pledged collateral:

     (1) If the collateral has been transferred and thus name transfer becomes necessary, the debtor and joint guarantors shall soon corporate for the name transfer of the collateral that has been pledged.

     (2) The debtor and the joint guarantors shall not contest to selling the pledged collateral in case the benefit of time has been lost by
          Article 8. The methods of sales, timing, and buyer(s) shall be rightly left to the lender's discretion. If the sales turn out to be short of the credit amount, the shortage shall soon be paid back. Also, the sales shall be allocated in accordance with Article 4.and if any surplus occurs as a result of the sales, the surplus shall soon be paid back to the debtor.

     (3) Concerning the pledged shares that have been transferred, procedure and documents, minutes of the board meetings, the certificate of Seal registry, and others that are necessary for overwriting the shares, shall be soon provided.

     (4) Concerning the transfer of the credits, the debtor and the joint guarantors shall cooperate with the creditors in its procedure after acknowledging each wording of the transfer agreement, and also for smooth transfer as well.

7.   Notice and report:

     (1) If any change has been made to the seal, name, trade name, name of the director, address, office address, contact numbers, e.g. home and/or mobile phone numbers, or other already notified items, the lender will be informed without delay.

     (2) If the lender requests information on financial, business, and/or operational status, it will be immediately reported and convenience necessary for the investigation will be provided.

     (3) In the case any material change has occurred or is anticipated to occur to financial, business, and/or operational status, the lender will be reported immediately even without its request.

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8.   Acceleration:

     If either the debtor or any of the joint guarantors has occurred to any of the following, without the lender's notice or claim or other procedure, the total amount of the loan shall be justly repaid together with the interest and delayed interest immediately even before the due.

     (1) The execution of the liability that is provided in Article 1.has been delayed.

     (2) Suspension of payment, bankruptcy, commencement of Rehabilitation proceeding, arbitration, petition for Specified Arbitration, commencement of Corporate Rehabilitation proceeding, petition for commencement of Liquidation or Special Liquidation, or petition for Voluntary Liquidation

     (3) Any dishonored bill or check that either the debtor or any of the joint guarantors drew, or accepted, or secured, or endorsed

     (4) Negligence of any of report provided in Article 7. above, or moving from the office at the time of making this loan, or resignation, or leave of absence, dismissal, or death

     (5) Temporary restraining order, execution, auction, disposition for tax delinquency, or petition for exercise of security interest

     (6) Acts to change the status of the collateralized property, or acts in a way that might decrease its valuation

     (7) No additional collateral pledged in the case of appraisal loss of the previously pledge collateral as result of appraisal by the lender

     (8) Ownership transfer of the real estate of either the debtor or any of the joint guarantors, or provisional registration or registration of (revolving) mortgage or rights to lease, only if without a creditor's consent

     (9)  Dissolution not by merger

     (10) Violation of this agreement

     (11) An event that reasonably requires securing claims beside each of the previous events

9.   Obligation of surety:

     (1) A joint guarantor, concerning all the obligation that the debtor has by the agreement with the lender, shall be jointly responsible for their execution, and shall not contend at all if other collateral or security has been changed or cancelled at your convenience.

     (2) A joint guarantor, even while entitled to execute its exoneration, shall not execute it without the lender's consent, until the debtor has completely executed its obligation to the lender.

     (3) A joint guarantor, if it has surety in another agreement, that surety shall not be changed by this agreement since it is separate from this agreement. In case a joint guarantor has another surety with a definite maximum amount under another agreement concerning any other transaction between the lender and the debtor, the maximum amount shall be raised by adding the amount of this surety to it. This applies if a joint guarantor secures another transaction between the lender and the debtor in the future.

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     (4)  A joint guarantor shall be responsible for the payment of the principal, interests, delayed interests until this debt has been extinguished.

     (5) The surety under this agreement cannot be cancelled until the debt has been extinguished.

10.  Transfer of the claims or collateral to a third party:

     (1) The debtor and the joint guarantors consent in advance that, in the future, the lender should transfer or pledge as collateral the obligation under this agreement to a third party, or after transferring it or pledging it as collateral to a third party and then retrieve it from the said party.

     (2) In the case of the transfer of the debt pursuant to the previous clause, the debtor and the joint guarantors shall pay the debt to the lender as a substitute of the assignee.

11.  Administrative costs:

     (1) The debtor shall pay the necessary costs or any fees that the lender paid in advance concerning this agreement.

          [1]  Revenue stamp:

          [2]  Execution fee for Notarized deed: Y0-

          [3]  Administrative fees: Y0-

          [4]  Registration fees: Y0-

     (2) Fees for registration of mortgaging, lifting or modifying the mortgage, income taxes on disposition or the ownership change of the collateralized property, other taxes, legal fees, fees for requesting a copy of the ledger, or fee for viewing it

     (3)  All the costs for collecting the debt

     (4)  A joint guarantor is responsible for no other costs than the surety.

12.  Jurisdiction:

     The parties agree that District Court of Tokyo shall have exclusive jurisdiction for first trials concerning any dispute over this agreement.

13.  Nonlife insurances and Pledging:

     (1) Concerning the collateralized property that can be attached nonlife insurance, the debtor and the joint guarantors shall make or maintain insurance contract for the amount and of the type that the lender specifies with an insurance company that it accepts, and set Pledge on the right pursuant to the insurance contract for it or add special clause to the insurance contract for it.

     (2) If the lender has made insurance contract necessary for securing its claims, or if it has made or continued insurance contract on behalf of the debtor and the joint guarantors and has paid the premium, they will immediately repay it the premium and other costs that it has paid.

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     (3)  The lender shall allocate any amount of money or others that it has received from a third party due to destruction, damage, expropriation, or collection of all or part of the premium or other pledged property pursuant to the insurance contract by clause (2) above, even before the debt is due, to the payment of the debt irrespective of the legal priority.

14.  Execution of Notarized deed:

     (1) The debtor and the joint guarantors; consent that, with a warrant and/or a certificate of Seal registry that have been issued for executing Notarized deed, the lender should appoint an arbitrary third party a substitute of all or them on the contract date or later or appoint an appropriate substitute for them and that Notarized deed should be created by adding to it their consent to mandatory execution of all or the residual amount of the debt under this agreement; and abandon their rights to cancel this agreement until the debt has been completely repaid.

     (2) All the costs required for executing Notarized deed shall be on the debtor and the joint guarantors.

          (Special Clause)                                              The End.

The following debtor and the joint guarantors each have received a duplicate of this agreement.


SG TELECOM, INC.                                  GLOBAL HOTLINE, INC.
NOBUYUKI IGARASHI,CEO   [Seal]                    HIDEKI ANAN, CEO        [Seal]


IA PARTNERS, INC.                                 INFORIDGE, INC.
HIDEKI ANAN,CEO         [Seal]                    HIDEKI ANAN, CEO        [Seal]


Hideki Anan             [Seal]                    Kyo Nagae               [Seal]


Mamoru Okemoto          [Seal]                    Nobuyuki Igarashi       [Seal]

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